EXHIBIT 3.8

               FOURTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


      THIS FOURTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this
"Fourth Amendment") is made and entered into effective June 18, 1996 by and among Travis International, Inc., a Delaware corporation (the "Company"), John Patnoivc ("Patnovic") and the undersigned security holders of the Company (the "Amending Stockholders"), which Amending Stockholders own 75% or more of the Registrable Securities (as defined in the Registration Rights Agreement described in Recital A below).

                                   RECITALS

      A. The Company and certain security holders of the Company more specifically described therein (the "Stockholders") entered into that certain Registration Rights Agreement dated May 28, 1992, as amended by that certain First Amendment to Registration Rights Agreement dated as of December 2, 1994, that certain Second Amendment to Registration Rights Agreement dated as of February 3, 1995 and that certain Third Amendment to Registration Rights Agreement dated September 28, 1995 (as amended, the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Stockholders, all as more particularly set forth in the Registration Rights Agreement.

      B. Section 10(b) of the Registration Rights Agreement permits the amendment of the Registration Rights Agreement upon the written consent of the Stockholders that own 75% of the Registrable Securities (as defined in the Registration Rights Agreement).

      C. Patnovic has been employed as a Vice President of De-Ro/Suncoast, Inc., a wholly owned subsidiary of the Company.

      D. In connection with the employment of Patnovic in the capacity described in Recital D above, Patnovic has agreed to purchase from the Company, and the Company has agreed to issue to Patnovic, 4,500 shares of the Class A Common Stock of the Company.

      E. Patnovic desires to be assured that he is made party to the Registration Rights Agreement as a "Stockholder" thereunder with respect to the Company shares owned by each such party.

      F. The Company and the Amending Stockholders hereby acknowledge that the consummation of the acquisitions described above are in the best interests of the Company.

                                   AGREEMENT

      For and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound as provided herein, do hereby agree as follows:

      1. DEFINITIONS. As used in this Fourth Amendment, the terms contained in this Fourth Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

      2. ADDITION OF PARTIES. Effective as of the date hereof, Patnovic, as the holder of shares of Common Stock or Class A Common Stock of the Company, shall hereby be bound by all of the terms of the Registration Rights Agreement as a Stockholder thereunder, and Patnovic hereby assumes all of the rights, duties and obligations of a Stockholder thereunder as if he were a signatory thereto.

      3. EFFECT OF AMENDMENT. Effective as of the date hereof, any references to "this Agreement" contained in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Fourth Amendment, and any reference to the "Stockholders" or a "Stockholder" in the Registration Rights Agreement shall include Patnovic. Except as expressly amended hereby, all other terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

      EXECUTED AND DELIVERED effective as of the date first written above in multiple original counterparts, each of which shall be an original, but which together shall constitute one instrument.


                                          TRAVIS INTERNATIONAL, INC.


                                          By:___________________________________


OVERSEAS EQUITY INVESTOR                  BRADFORD VENTURE PARTNERS,
PARTNERS                                  L.P.
By: Overseas Equity Investors Ltd.        By: Bradford Associates

By:__________________________________     By:___________________________________


MILLS INVESTMENT PARTNERSHIP

By:__________________________________

                     [SIGNATURE PAGE FOR FOURTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_______________________________________   ______________________________________
M. JOHN O'DONOGHUE                        WARD W. WOODS

_______________________________________   ______________________________________
DAVID ANDRYC                              KA, LTD

_______________________________________   ______________________________________
ROBERT J. SIMON                           MICHAEL I. BARACH

_______________________________________   ______________________________________
ERWIN HOSONO                              RODNEY COHEN

_______________________________________   ______________________________________
NEILL BROWNSTEIN                          CHRISTOPHER F.O. GABRIELI

_______________________________________
RICHARD R. DAVIS

_______________________________________
DANIEL MARTIN

                     [SIGNATURE PAGE FOR FOURTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_______________________________________   ______________________________________
THOMAS F. RUHM                            MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST



_______________________________________   GRUMMAN HILL INVESTMENTS, L.P.
FREDERIC C. HAMILTON

                                          By:___________________________________
                                          General Partner

EQUUS II, INCORPORATED

By:____________________________________   ______________________________________
      NOLAN LEHMANN                       JOHN PATNOVIC

                                          FCH FAMILY INVESTMENTS, LTD.

_______________________________________   By:__________________________________
FRED R. LUMMIS                            FREDERIC C. HAMILTON

_______________________________________   ______________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT

_______________________________________   ______________________________________
EARL DEAN CATLETT                         LARRY STADLER

                     [SIGNATURE PAGE FOR FOURTH AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

CABLE SYSTEMS, INC.


By:____________________________________   ______________________________________
      Mark Gosney, President              IRVIN LEVY

_______________________________________   ______________________________________
DAVID K. BARTH                            WILLIAM G. FLESNER

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